The Roxbury Funds - 12/31/2014 Semi-Annual N-SAR
Exhibit 77(Q)(1)(e)

      At a meeting of the Board of Trustees of The Roxbury Funds held on November 20, 2014, the Board approved revised subadvisory fee schedules for the Roxbury/Hood River Small-Cap Growth Fund (the "Small-Cap Growth Fund") and the Roxbury/Mar Vista Strategic Growth Fund (the "Strategic Growth Fund").

      At the special meeting of the Board of Trustees of The Roxbury Funds held on December 30, 2014, the Board approved an interim investment advisory agreement between the Trust and Mar Vista as well as an interim investment advisory agreement between the Trust and Hood River. The Interim Advisory Agreements became effective on December 30, 2014. The Board also approved expense limitation agreements between the Trust and Mar Vista with respect to the Strategic Growth Fund, and the Trust and Hood River with respect to the Small-Cap Growth Fund.



Amended and Restated Appendix B to the Investment Sub-Advisory Agreement Between Roxbury Capital Management, LLC And Hood River Capital Management LLC


Investment Sub-Advisory Fee Schedule


Name of Portfolio

	Roxbury/ Hood River Small-Cap Growth Fund

		Annual Fee as a Percentage of Portfolio's Average Daily
		Net Assets ("Assets")

			0.80% of the Portfolio's first $50 million of Assets; 0.90% of the Portfolio's next $50 million of Assets; and 1.00% of the Portfolio's Assets over $100 million.


Amended and Restated Appendix B to the Investment Sub-Advisory Agreement Between Roxbury Capital Management, LLC And Mar Vista Investment Partners, LLC


Investment Sub-Advisory Fee Schedule


Name of Portfolio

	Roxbury/Mar Vista Strategic Growth Fund

		Annual Fee as a Percentage of Portfolio's Average
		Daily Net Assets

			0.75% after giving effect to any fee waivers and expense reimbursements by the Sub-Adviser

If the Adviser is required to waive any portion of its advisory fee pursuant to the Portfolio's Expense Limitation Agreement, as in effect from time to time (the "Expense Limitation Agreement"), the Sub-Advisor's fee will be reduced accordingly. In addition, the Sub-Adviser shall reimburse the Adviser for any reimbursements of Portfolio expenses made by the Adviser under the Expense Limitation Agreement.



Interim Investment Advisory Agreement

      AGREEMENT made this 31st day of December, 2014, by and between The Roxbury Funds, a Delaware statutory trust (the
"Trust"), and Mar Vista Investment Partners, LLC, a Delaware limited liability company (the "Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to create and offer for sale distinct series of shares of beneficial interest (each, a "Portfolio" and collectively, the "Portfolios"), each corresponding to a distinct portfolio; and

      WHEREAS, prior to the date hereof, Roxbury Capital
Management, LLC, a Delaware limited liability company
("Roxbury"), served as the investment adviser to the Roxbury/Mar Vista Strategic Growth Fund (the "Strategic
Growth Fund"), a Portfolio of the Trust, pursuant to the Investment Advisory Agreement dated as of August 9, 2011 between Roxbury and the Trust, as amended (the "Prior
Agreement"); and

      WHEREAS, pursuant to the authority granted in the Prior Agreement, Roxbury had retained the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") to furnish certain investment advisory services to the Strategic Growth Fund pursuant to the Sub-Advisory Agreement dated as of October 28, 2011 between Roxbury and the Adviser (the "MVIP Sub-Advisory Agreement"); and

      WHEREAS, pursuant to the Membership Interest Purchase Agreement dated November 17, 2014, (1) HRCM Acquisition LLC, an Oregon Limited liability company, and MVIP Acquisition
LLC, a Delaware limited liability company, have agreed to acquire a controlling interest in Roxbury, which will cause the Prior Agreement to terminate in accordance with its terms and (2) the termination of the Prior Agreement will cause the MVIP Sub-Advisory Agreement to terminate in accordance with its terms; and

      WHEREAS, Roxbury and the Adviser have notified the Board of Trustees of the Trust (the "Board") that they recommend that the Adviser replace Roxbury and become the successor primary investment adviser with respect to the Strategic Growth Fund; and

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of the Adviser on behalf of one or more Portfolios of the Trust, and to have the Adviser provide or perform for the Portfolios various research, statistical and investment services; and

      the Adviser is willing to furnish such services to the Trust with respect to each of the Portfolios listed on Schedule A to this Agreement (each, a "Mar Vista Portfolio" and collectively, the "Mar Vista Portfolios") on the terms and conditions hereinafter set forth; and

      WHEREAS, in accordance with Rule l 5a-4 under the 1940
Act, the parties wish to enter into this Interim Investment
Advisory Agreement.


      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1.	Employment of the Adviser. The Trust hereby employs
the Adviser to invest and reinvest the assets of the Mar Vista Portfolios in the manner set forth in Section 2 of this Agreement subject to the direction of the Board and the officers of the Trust, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2.	Obligations of, and Services to be Provided by, the
Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A.	Investment Advisory Services.

            (i)	The Adviser shall direct the investments of each
Mar Vista Portfolio, subject to and in accordance with the Mar Vista Portfolio's investment objective, policies and limitations as provided in its prospectus( es) and statement(s) of additional information (collectively, the "Prospectus") and other governing instruments, as amended and supplemented from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.

            (ii)	The Adviser is authorized, in its discretion and
without prior consultation with the Trust, to purchase and sell for each Mar Vista Portfolio, securities and other investments consistent with the Mar Vista Portfolio's objectives and policies.

B.	Corporate Management Services.

            (i)	The Adviser shall furnish for the use of the
Trust office space and all office facilities, equipment and personnel necessary for servicing the investments of the Mar
Vista Portfolios.

            (ii)	The Adviser shall pay the salaries of all
personnel of the Trust and the Adviser performing services relating to research, statistical and investment activities on behalf of the Mar Vista Portfolios.

            C.	Provision of Information Necessary for
Preparation of Registration Statement, Amendments and Other Materials. The Adviser will make available and provide such information as the Trust and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

            D.	Code of Ethics. The Adviser has adopted and will
maintain a written code or codes of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Trust and its administrator, on the date of this Agreement, a copy of the code or codes of ethics and evidence of its or their adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no violation of the Adviser's code or codes of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust or its administrator, the Adviser shall permit the Trust or its administrator to examine the reports required to be made to the Adviser by Rule 17j-1.

           E.	Disqualification.  The Adviser shall
immediately notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to
Section 9 of the 1940 Act or any other applicable statute or regulation.

           F.	Other Obligations and Services.  The Adviser
shall make its officers and employees available to the Board and officers of the Trust for consultation and discussion regarding the management of each Mar Vista
Portfolio and its investment activities.

3.	Execution and Allocation  of Portfolio Brokerage.

           A.	The Adviser, subject to the control and
direction of the Board, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Mar Vista Portfolio, and for the selection of the markets on or in which the transactions will be executed.

           B.	In acting pursuant to Section 3.A, the
Adviser will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in the Trust's registration statement.

           C.	It is understood that neither the Trust nor
the Adviser will adopt a formula for allocation of a Portfolio's brokerage.

           D.	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Mar Vista Portfolio and for other clients of the Adviser in order to obtain the most favorable price and best execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.

E.	It is understood that the Adviser may, to the
extent authorized by
Section 28(e) of the Securities Exchange Act of 1934, as amended, use brokers who provide it on behalf of a Mar Vista Portfolio with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Mar Vista Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Mar Vista Portfolio and its other clients and that the total commissions paid by such Mar Vista Portfolio will be reasonable in relation to the benefits to such Mar Vista Portfolio over the long term.

            F.	It is understood that the Adviser may use
brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

           G.	The Adviser shall provide such reports as
the Board may reasonably request with respect to each Mar
Vista Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

      4.	Delegation of Adviser's Obligations and Services.
With respect to any or all Mar Vista Portfolios, the Adviser may enter into one or more contracts (each, a "Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub- Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

      5.	Expenses.  Except as may be agreed to otherwise by
the Trust, on behalf of a Mar Vista Portfolio, and the Adviser from time to time, the Mar Vista Portfolio will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by such Mar
Vista Portfolio shall include, without limitation:

A.	fees payable for administrative services;

B.	fees payable for accounting services;

C.	the cost of obtaining quotations for calculating
the value of the assets;

D.	interest and taxes;

E.	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of securities;

F.	a pro rata portion (based on the value of the
assets of the Mar Vista Portfolio relative to the value of the assets of all Portfolios in the Trust (a "Pro Rata Portion")) of the compensation and expenses of the Trustees of the Board other than those who are "interested persons" of the Trust within the meaning of the 1940 Act;

G.	legal and audit expenses;

H.	fees and expenses related to the registration
and qualification of its shares for distribution under state and federal securities laws;


I.	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders;

J.	all other expenses incidental to holding
meetings of the shareholders, including proxy solicitations therefor;

K.		a Pro Rata Portion of the premiums for fidelity
bond and other insurance coverage;

L.	a Pro Rata Portion of the Trust's association
membership dues;

M.	expenses of typesetting for printing Prospectuses;


shareholders;


N.	expenses Of printing and distributing Prospectuses to existing


O.	out-of-pocket expenses incurred in
connection with the provision of custodial and transfer agency services;

P.	service fees payable to the distributor for
providing personal services to the shareholders and for maintaining shareholder accounts for those shareholders;

Q.	distribution fees; and

R.	such non-recurring expenses as may arise,
including costs arising from threatened legal actions, suits and proceedings to which the Mar Vista Portfolio is a party and the legal obligation which the Trust, on behalf of such Mar
Vista Portfolio, may have to indemnify its Trustees and officers with respect thereto.

6.	Compensation  of the Adviser.

            A.	For the services and facilities to be furnished
hereunder, the Adviser shall receive advisory fees calculated at the annual rates listed along with each Mar Vista Portfolio's name in Schedule B attached hereto. The aggregate of such advisory fees for all listed Mar Vista Portfolios shall be payable monthly as soon as practicable after the last day of each month based on each listed Mar Vista Portfolio's average daily net assets.

            B.	All amounts earned by the Adviser under this
Agreement shall be held in an interest-bearing escrow account established by the Trust at the Bank of New York Mellon, the Trust's custodian, or another bank independent of the Adviser. In the event that a final investment advisory agreement between the Trust and the Adviser regarding the management of the Strategic Growth Fund is approved by the vote of a "majority of the outstanding voting securities" of the Strategic Growth Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act) on or before the 150th day following the date hereof, then the full amount earned by the Adviser hereunder, plus interest, will be paid to the Adviser. In the event that a final investment advisory agreement between the Trust and the Adviser regarding management of the Strategic Growth Fund is not approved by the vote of a "majority of the outstanding voting securities" of the Strategic Growth Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act) on or before the 150th day following the date hereof, then the Adviser will be paid out of the escrow account, the lesser of:
(i) any costs incurred by the Adviser in performing this Agreement (plus interest earned on such amount), or (ii) the total amount in the escrow account (plus interest earned).

7.	Activities and Affiliates  of the Adviser.

            A.	The services of the Adviser to the Trust are
deemed not to be exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Trust hereunder.

            B.	The Trust acknowledges that the Adviser or one
or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to any other provisions of this Agreement to the contrary, the Trust agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Mar Vista Portfolios, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which one or more Mar Vista Portfolios may have an interest. The Adviser shall have no obligation to recommend for any Mar Vista Portfolio a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

            C.	Subject to and in accordance with the Amended
and Restated Agreement and Declaration of Trust (the "Declaration of Trust") and By-Laws of the Trust as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons;" that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

8.	Liabilities of the Adviser.

            A	Except as provided below, in the absence of
willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Trust.

            B.	No provision of this Agreement shall be
construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

9.	Record Keeping and Reports.

            A.	The Adviser will maintain all books and records
with respect to the Trust's securities transactions required by the 1940 Act and rules thereunder (other than those records being maintained by the Trust's administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore.

            B.	The Adviser shall regularly report to the Board
on the investment program of the Trust and the issuers and securities generally represented in each Mar Vista Portfolio, and will furnish the Board such periodic and special reports as the Board may reasonably request. The Trust shall furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

      10.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and unless earlier terminated in accordance with Section 13 hereof, this Agreement shall continue in effect for a period of 150 days from the date of this Agreement.

      11.	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new investment advisory agreement.

      12.	Amendment.  This Agreement may be amended at any
time, but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of any affected Mar Vista Portfolio in the manner required by the 1940 Act and the rules thereunder.

13.	Termination.  This Agreement:

            A.	may at any time be terminated without payment
of any penalty by the Trust with respect to any Mar Vista Portfolio (by vote of the Board or by the vote of a "majority of the outstanding voting securities" of the Mar Vista Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act)) on ten (10) days' written notice to the Adviser;

            B.	shall immediately terminate in the event of its
"assignment;"

            C.	may be terminated with respect to any Mar Vista
Portfolio by the Adviser on sixty (60) days' written notice to the Trust; and


             D.	unless sooner terminated in accordance with the
foregoing shall automatically terminate upon the earlier of (i) the 151st day following the date hereof, or (ii) the date on which a final investment advisory agreement between the Trust and the Adviser with respect to the Strategic Growth Fund becomes effective upon or shortly after the approval thereof by a vote of a "majority of the outstanding voting securities" of the Strategic Growth Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

      14.	Definitions. As used in this Agreement, the terms
"affiliated person,'' "assignment," "control,'' "interested person" and "majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

      15.	Notice. Any notice under this Agreement shall be given
in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      16.	Severability. If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      17.	Governing Law. To the extent that state law has not
been preempted by the provisions of any law of the United
States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized as of the date first written above.

THE ROXBURY FUNDS

By:
Name:  Jon R. Foust
Title: President

MAR VISTA INVESTMENT PARTNERS, LLC


Schedule A to Interim Investment Advisory Agreement Dated December [31],2014 Between The Roxbury Funds and Mar Vista Investment Partners, LLC

Mar Vista Portfolios Roxbury/Mar Vista Strategic Growth Fund


Schedule B to Interim Investment Advisory Agreement Dated December [31], 2014 Between The Roxbury Funds and Mar Vista Investment Partners, LLC


Investment Advisory Fee Schedule


Mar Vista Portfolio

	Roxbury/Mar Vista Strategic Growth Fund

		Annual Fee as a Percentage of Average Daily Net Assets

			0.75%


Interim Investment Advisory Agreement

      AGREEMENT made this 31st day of December, 2014, by and between The Roxbury Funds, a Delaware statutory trust (the
"Trust"), and Hood River Capital Management LLC, a Delaware limited liability company (the "Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to create and offer for sale distinct series of shares of beneficial interest (each, a "Portfolio" and collectively, the "Portfolios"), each corresponding to a distinct portfolio; and

      WHEREAS, prior to the date hereof, Roxbury Capital
Management, LLC, a Delaware limited liability company
("Roxbury"), served as the investment adviser to the Roxbury/Hood River Small-Cap Growth Fund (the "Small-Cap
Growth Fund"), a Portfolio of the Trust, pursuant to the Investment Advisory Agreement dated as of August 9, 2011 between Roxbury and the Trust, as amended (the "Prior
Agreement"); and

      WHEREAS, pursuant to the authority granted in the Prior Agreement, Roxbury had retained the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") to furnish certain investment advisory services to the Small-Cap Growth Fund pursuant to the Sub-Advisory Agreement dated as of May 30, 2013 between Roxbury and the Adviser (the "HRCM Sub-Advisory Agreement"); and

      WHEREAS, pursuant to the Membership Interest Purchase
Agreement dated November 17, 2014, (1) HRCM Acquisition LLC, an Oregon limited liability company, and MVIP Acquisition
LLC, a Delaware limited liability company, have agreed to acquire a controlling interest in Roxbury, which will cause the Prior Agreement to terminate in accordance with its terms and (2) the termination of the Prior Agreement will cause the HRCM Sub-
Advisory Agreement to terminate in accordance with its terms;
and

      WHEREAS, Roxbury and the Adviser have notified the Board of Trustees of the Trust (the "Board") that they recommend that the Adviser replace Roxbury and become the successor primary investment adviser with respect to the Small-Cap Growth Fund; and

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of the Adviser on behalf of one or more Portfolios of the Trust, and to have the Adviser provide or perform for the Portfolios various research, statistical and investment services; and

      WHEREAS, the Adviser is willing to furnish such services to the Trust with respect to each of the Portfolios listed on Schedule A to this Agreement (each, a "Hood River Portfolio" and collectively, the "Hood River Portfolios") on the terms and conditions hereinafter set forth; and

      WHEREAS, in accordance with Rule 15a-4 under the 1940 Act, the parties wish to enter into this Interim Investment Advisory
Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1.	Employment of the Adviser.  The Trust hereby employs
the Adviser to invest and reinvest the assets of the Hood
River Portfolios in the manner set forth in Section 2 of this Agreement subject to the direction of the Board and the officers of the Trust, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2.	Obligations of, and Services to be Provided by, the
Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

A.	Investment Advisory Services.

            (i)	The Adviser shall direct the investments of
each Hood River Portfolio, subject to and in accordance with the Hood River Portfolio's investment objective, policies and limitations as provided in its prospectus(es) and statement(s) of additional information (collectively, the "Prospectus") and other governing instruments, as amended and supplemented from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.

            (ii)	The Adviser is authorized, in its discretion
and without prior consultation with the Trust, to purchase and sell for each Hood River Portfolio, securities and other investments consistent with the Hood River Portfolio's objectives and policies.

            B.	Corporate Management Services.

            (i)	The Adviser shall furnish for the use of the
Trust office space and all office facilities, equipment and personnel necessary for servicing the investments of the Hood
River Portfolios.

            (ii)	The Adviser shall pay the salaries of all
personnel of the Trust and the Adviser performing services relating to research, statistical and investment activities on behalf of the Hood River Portfolios.

            C.	Provision of Information Necessary for
Preparation of Registration Statement, Amendments and Other
Materials. The Adviser will make available and provide such information as the Trust and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

            D.	Code of Ethics.  The Adviser has adopted and
will maintain a written code or codes of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Trust and its administrator, on the date of this Agreement, a copy of the code or codes of ethics and evidence of its or their adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-l and Rule 204A- l during the previous year and that there has been no violation of the Adviser's code or codes of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust or its administrator, the Adviser shall permit the Trust or its administrator to examine the reports required to be made to the Adviser by Rule 17j-1.

            E.	Disqualification.  The Adviser shall immediately
notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

           F.	Other Obligations and Services.  The Adviser
shall make its officers and employees available to the Board and officers of the Trust for consultation and discussion regarding the management of each Hood River Portfolio and its investment activities.

3.	Execution and Allocation of Portfolio Brokerage.

            A.	The Adviser, subject to the control and
direction of the Board, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Hood River Portfolio, and for the selection of the markets on or in which the transactions will be executed.

            B.	In acting pursuant to Section 3.A, the Adviser
will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in the Trust's registration statement.

            C.	It is understood that neither the Trust nor the
Adviser will adopt a formula for allocation of a Portfolio's brokerage.

            D.	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Hood
River Portfolio and for other clients of the Adviser in order to obtain the most favorable price and best execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.

E.	It is understood that the Adviser may, to the
extent authorized by
Section 28(e) of the Securities Exchange Act of 1934, as amended, use brokers who provide it on behalf of a Hood River
Portfolio with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Hood River
Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Hood River Portfolio and its other clients and that the total commissions paid by such Hood River Portfolio will be reasonable in relation to the benefits to the Hood River Portfolio over the long term.

            F.	It is understood that the Adviser may use
brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

           G.	The Adviser shall provide such reports as the
Board may reasonably request with respect to each Hood River
Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

      4.	Delegation of Adviser's Obligations and Services.
With respect to any or all Hood River Portfolios, the Adviser may enter into one or more contracts (each, a "Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub- Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

      5.	Expenses. Except as may be agreed to otherwise by
the Trust, on behalf of a Hood River Portfolio, and the Adviser from time to time, the Hood River Portfolio will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by such Hood River Portfolio shall include, without limitation:

A.	fees payable for administrative services;

B.	fees payable for accounting services;

C.	the cost of obtaining quotations for calculating
the value of the assets;

D.	interest and taxes;

E.	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of securities;

F.	a pro rata portion (based on the value of the
assets of the Hood River Portfolio relative to the value of the assets of all Portfolios in the Trust (a "Pro Rata Portion")) of the compensation and expenses of the Trustees of the Board other than those who are "interested persons" of the Trust within the meaning of the 1940 Act;

G.	legal and audit expenses;

H.	fees and expenses related to the registration and
qualification of its shares for distribution under state and federal securities laws;

I.	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders;

J.	all other expenses incidental to holding
meetings of the shareholders, including proxy solicitations therefor;

K.	a Pro Rata Portion of the premiums for fidelity
bond and other insurance coverage;

L.	a Pro Rata Portion of the Trust's association
membership dues;

M.	expenses of typesetting for printing
Prospectuses;

shareholders;

N.	expenses of printing and distributing Prospectuses to existing

           0.	out-of-pocket expenses incurred in
connection with the provision of custodial and transfer agency services;

           P.	service fees payable to the distributor for
providing personal services to the shareholders and for maintaining shareholder accounts for those shareholders;

Q.	distribution fees; and

            R.	such non-recurring expenses as may arise,
including costs arising from threatened legal actions, suits and proceedings to which the Hood River Portfolio is a party and the legal obligation which the Trust, on behalf of the Hood River Portfolio, may have to indemnify its Trustees and officers with respect thereto.

      6.	Compensation of the Adviser.

            A.	For the services and facilities to be furnished
hereunder, the Adviser shall receive advisory fees calculated at the annual rates listed along with each Hood River Portfolio's name in Schedule B attached hereto. The aggregate of such advisory fees for all listed Hood River Portfolios shall be payable monthly as soon as practicable after the last day of each month based on each listed Hood River Portfolio's average daily net assets.

            B.	All amounts earned by the Adviser under this
Agreement shall be held in an interest-bearing escrow account established by the Trust at the Bank of New York Mellon, the Trust's custodian, or another bank independent of the Adviser.
In the event that a final investment advisory agreement between the Trust and the Adviser regarding the management of the Small-Cap Growth Fund is approved by the vote of a "majority of the outstanding voting securities" of the Small-Cap Growth Fund
(as that phrase is defined in Section 2(a)(42) of the 1940 Act) on or before the 150th day following the date hereof, then the full amount earned by the Adviser hereunder, plus interest, will be paid to the Adviser. In the event that a final investment advisory agreement between the Trust and the Adviser regarding management of the Small-Cap Growth Fund is not approved by the vote of a "majority of the outstanding voting securities" of the Small-Cap Growth Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act) on or before the 150th day following the date hereof, then the Adviser will be paid out of the escrow account, the lesser of: (i) any costs incurred by the Adviser in performing this Agreement (plus interest earned on such amount), or (ii) the total amount in the escrow account (plus interest earned).

7.	Activities and Affiliates of the Adviser.

            A.	The services of the Adviser to the Trust are
deemed not to be exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Trust hereunder.

            B.	The Trust acknowledges that the Adviser or one
or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to any other provisions of this Agreement to the contrary, the Trust agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Hood River Portfolios, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which one or more Hood River Portfolios may have an interest. The Adviser shall have no obligation to recommend for any Hood River Portfolio a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

            C.	Subject to and in accordance with the Amended
and Restated Agreement and Declaration of Trust (the "Declaration of Trust") and By-Laws of the Trust as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons;" that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

8.	Liabilities of the Adviser.

            A.	Except as provided below, in the absence of
willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Trust.

            B.	No provision of this Agreement shall be
construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

9.	Record Keeping and Reports.

            A.	The Adviser will maintain all books and records
with respect to the Trust's securities transactions required by the 1940 Act and rules thereunder (other than those records being maintained by the Trust's administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore.

            B.	The Adviser shall regularly report to the Board
on the investment program of the Trust and the issuers and securities generally represented in each Hood River Portfolio, and will furnish the Board such periodic and special reports as the Board may reasonably request. The Trust shall furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

      10.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and unless earlier terminated in accordance with Section 13 hereof, this Agreement shall continue in effect for a period of 150 days from the date of this Agreement.

      11.	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new investment advisory agreement.

      12.	Amendment.  This Agreement may be amended at any
time, but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of any affected Hood River Portfolio in the manner required by the 1940 Act and the rules thereunder.

13.	Termination. This Agreement:

            A.	may at any time be terminated without payment
of any penalty by the Trust with respect to any Hood River Portfolio (by vote of the Board or by the vote of a "majority of the outstanding voting securities" of the Hood River Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act)) on ten (10) days' written notice to the Adviser;

            B.	shall immediately terminate in the event of its
"assignment;"

            C.	may be terminated with respect to any Hood
River Portfolio by the Adviser on sixty (60) days' written notice to the Trust; and


            D.	unless sooner terminated in accordance with the
foregoing shall automatically terminate upon the earlier of
(i) the 151st day following the date hereof, or (ii) the date on which a final investment advisory agreement between the Trust and the Adviser with respect to the Small-Cap Growth
Fund becomes effective upon or shortly after the approval thereof by a vote of a "majority of the outstanding voting securities" of the Small-Cap Growth Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

      14.	Definitions. As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested person" and "majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange
Commission.

      15.	Notice.  Any notice under this Agreement shall be
given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      16.	Severability. If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      17.	Governing Law.  To the extent that state law has
not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized as of the date first written above.


THE ROXBURY  FUNDS

By:
Name:  Jon R. Foust
Title:  President


HOOD RIVER CAPITAL MANAGEMENT  LLC


Schedule A to Interim Investment Advisory Agreement Dated December [31),
 2014 Between The Roxbury Funds and Hood River Capital Management LLC

Hood River Portfolios

		Roxbury/Hood River Small-Cap Growth Fund


Schedule B to Interim Investment Advisory Agreement Dated December
[31], 2014 Between The Roxbury Funds and Hood River Capital Management LLC

Hood River Portfolio

Investment Advisory Fee Schedule

	Roxbury/Hood  River Small-Cap Growth Fund

		Annual Fee as a Percentage of Average Daily Net Assets
		("Assets")

			1.00% of the Portfolio's first $1 billion of Assets; 0.95% of the Portfolio's next $1 billion of Assets; and0.90% of the Portfolio's Assets in excess of $2 billion.


EXPENSE LIMITATION  AGREEMENT

      This agreement ("Agreement") is entered into as of December 31, 2014 by and between Mar Vista Investment Partners,
LLC ("Mar Vista") and The Roxbury Funds (the "Fund"), on behalf of the portfolios listed on Exhibit A attached hereto
(the "Portfolios").
WHEREAS, Mar Vista serves as the investment adviser to the Portfolios; and WHEREAS, Mar Vista and the Fund desire to enter into this Expense Limitation
Agreement;

      NOW, THEREFORE, in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. FEE WAIYER AND REIMBURSEMENT OF EXPENSES. Until the dates set forth on Exhibit A, Mar Vista will waive its advisory fees with respect to the Portfolios and/or reimburse or assume expenses of the Portfolios, as the case may be, to the extent that the expenses (excluding taxes, extraordinary expenses, brokerage commissions, interest and acquired fund fees and expenses) of a Portfolio or of a class of a Portfolio, expressed as a percentage of average daily net assets, exceed the expense caps set forth on Exhibit A. Mar Vista will not have any right to recover from the Portfolios any amount so waived, reimbursed or assumed. Mar Vista shall have discretion regarding whether expenses will be reimbursed or assumed, on the one hand, or fees will be waived, on the other hand, to meet the expense caps set forth on Exhibit A.

      Section 2. AMENDMENTS TO AND TERM OF AGREEMENT. The parties hereto agree to review the then current expense limitations for each class of each Portfolio on a date prior to the termination date listed on Exhibit A to determine whether such limitations should be amended, continued or terminated. Exhibit A may be amended, from time to time, to reflect a new rate or new date which the parties hereto agree in writing to be bound .

        . Section 3. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      Section 4. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.


      IN WITNESS WHEREOF, the parties hereto have entered into this Expense Limitation Agreement as of the date first above written.

THE ROXBURY FUNDS, on behalf of each Portfolio listed on Exhibit
A attached hereto

By:	Jon R. Foust
Title: President


MAR VISTA INVESTMENT PARTNERS, LLC


EXHIBIT A TO EXPENSE  LIMITATION  AGREEMENT


Fund
		Roxbury/Mar Vista Strategic Growth Fund


Class
		Institutional

Expense Cap
		0.90%

Termination Date
		November 1, 2020


EXPENSE  LIMITATION  AGREEMENT

      This agreement ("Agreement") is entered into as of December 31, 2014 by and between Hood River Capital
Management LLC ("Hood River") and The Roxbury Funds (the
"Fund"), on behalf of the portfolios listed on Exhibit A attached hereto (the "Portfolios").
WHEREAS, Hood River serves as the investment adviser to the Portfolios; and WHEREAS, Hood River and the Fund desire to enter into this Expense Limitation
Agreement;

      NOW, THEREFORE, in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. FEE WAIYER AND REIMBURSEMENT OF EXPENSES. Until the dates set forth on Exhibit A, Hood River will waive its advisory fees with respect to the Portfolios and/or reimburse or assume expenses of the Portfolios, as the case may be, to the extent that the expenses (excluding taxes, extraordinary expenses, brokerage commissions, interest and acquired fund fees and expenses) of a Portfolio or of a class of a Portfolio, expressed as a percentage of average daily net assets, exceed the expense caps set forth on Exhibit A. Hood River will not have any right to recover from the Portfolios any amount so waived, reimbursed or assumed. Hood River shall have discretion regarding whether expenses will be reimbursed or assumed, on the one hand, or fees will be waived, on the other hand, to meet the expense caps set forth on Exhibit A.

      Section 2.  AMENDMENTS  TO AND TERM OF AGREEMENT.   The
parties hereto agree to review the then current expense limitations for each class of each Portfolio on a date prior to the termination date listed on Exhibit A to determine whether such limitations should be amended, continued or terminated. Exhibit A may be amended, from time to time, to reflect a new rate or new date which the parties hereto agree in writing to be bound.

      Section 3. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      Section 4. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.


      IN WITNESS WHEREOF, the parties hereto have entered into this Expense Limitation Agreement as of the date first above written.

THE ROXBURY FUNDS, on behalf of each Portfolio listed on Exhibit
A attached hereto


By:	Jon R. Foust
Title: President


HOOD RIVER CAPITAL MANAGEMENT LLC


EXHIBIT A TO EXPENSE LIMITATION AGREEMENT


Fund
		Roxbury/Hood River Small-Cap Growth Fund


Class
		Institutional

Expense Cap
 		1.25%

Termination  Date
		December 31, 2020